UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 18, 2010
Date of Report (Date of earliest event reported)

CROWN MEDIA HOLDINGS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	000-30700	84-1524410
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12700 Ventura Boulevard
Studio City, California 91604
(Address of Principal Executive Offices)

(818) 755-2400
Registrant’s telephone number, including area code

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on February 26, 2010, the Company entered into the Master Recapitalization Agreement with Hallmark Cards, Incorporated (“Hallmark Cards”), H C Crown Corp. (“HCC”) and related entities that provides for the recapitalization transactions and the agreements described in the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2010 (the “Recapitalization”).  The Master Recapitalization Agreement required that the Company file with the SEC by March 20, 2010 an Information Statement regarding the Recapitalization.  On March 18, 2010, the parties amended the date for filing the Information Statement to March 31, 2010.

ITEM 8.01	OTHER EVENTS

As previously disclosed, a lawsuit was brought in July, 2009 in the Delaware Court of Chancery against the Board of Directors of the Company, Hallmark Cards and its affiliates, as well as the Company as a nominal defendant, by a minority stockholder of the Company regarding the then recapitalization proposal which the Company received from Hallmark Cards in May, 2009.  On March 11, 2010, this plaintiff filed an amended complaint raising similar allegations and seeking rescission of the Recapitalization, or alternatively, an award of rescissory damages.  It is not currently possible to predict the outcome of this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN MEDIA HOLDINGS, INC.
(Registrant)

Date	March 19, 2010	By	/s/ Charles L. Stanford
Charles L. Stanford
Executive Vice President and General Counsel